SUB-ITEM 77Q(i)(a) - COPIES OF ANY MATERIAL AMENDMENTS
TO THE REGISTRANT'S CHARTER OR BY-LAWS

THE HUNTINGTON FUNDS

CERTIFICATE OF DESIGNATION
of
SERIES AND CLASSES OF SHARES


Certificate of Designation

	The undersigned certifies that, pursuant to a uthority conferred by
Section 5.11 of the Declaration of Trust, the Trustees of the Trust have authorized the creation of separate series
("Series") of Shares of beneficial interest of the Trust, and classes ("Classes") of such shares in each of such Series, as follows:

	(1)	The shares of beneficial interest of the
Trust have been divided into one or more separate series and classes designated as follows:

Huntington Dividend Capture Fund,
Investment A Shares, Investment B Shares and Trust Shares
Huntington Fixed Income Securities Fund
	Investment A Shares, Investment B Shares and
Trust Shares
Huntington Florida Tax-Free Money Fund
	Investment A Shares and Trust Shares
Huntington Growth Fund
	Investment A Shares, Investment B Shares and Trust Shares
Huntington Income Equity Fund
	Investment A Shares, Investment B Shares and Trust Shares
Huntington Intermediate Government Income Fund
	Investment A Shares, Investment B
Shares and Trust Shares
Huntington International Equity Fund
	Investment A Shares, Investment B
Shares and Trust Shares
Huntington Michigan Tax-Free Fund
	Investment A Shares, Investment B
Shares and Trust Shares
Huntington Mid Corp America Fund
	Investment A Shares, Investment B
Shares and Trust Shares
Huntington Money Market Fund
	Investment A Shares, Investment B
Shares, Trust Shares and
Interfund Shares
Huntington Mortgage Securities Fund
	Investment A Shares, Investment B
Shares and Trust Shares
Huntington New Economy Fund
	Investment A Shares, Investment B
Shares and Trust Shares
Huntington Ohio Municipal Money Market Fund
	Investment A Shares and Trust Shares
Huntington Ohio Tax-Free Fund
	Investment A Shares, Investment B
Shares and Trust Shares
Huntington Rotating Markets Fund
	Investment A Shares and Trust Shares
Huntington Short/Intermediate Fixed Income
Securities Fund
	Investment A Shares, and Trust Shares
Huntington Situs Small Cap Fund,
Investment A Shares, Investment B Shares and
Trust Shares
Huntington U.S. Treasury Money Market Fund
	Investment A Shares and Trust Shares

Based upon action taken by the Trustees at a board meeting on January 30,
2003, this certificate removes the designation of Investment B Shares of Huntington Florida Tax-Free
Money Fund, Huntington Intermediate Government
Income Fund, Huntington Michigan Tax-Free Fund,
Huntington Mortgage
Securities Fund, Huntington Ohio  Municipal Money
Market Fund, Huntington
Ohio Tax-Free Fund, Huntington Rotating Markets
Fund and Huntington U.S. Treasury Money Market
Fund since they were never declared effective.

Based upon action taken by the Trustees at a board meeting on January
30, 2003 and by Shareholders at a meeting on April 17, 2003, the name of the Huntington Rotating Index Fund is changed to Huntington Rotating
Markets Fund, effective May 1, 2003.
Investment B Shares were terminated as of April
30, 2003.

Based upon action taken by the Trustees at board meetings on March 27 and April 30, 2003, Investment A Shares of
Huntington Short/Intermediate
Fixed Income Securities Fund and Investment B
Shares of Huntington
Intermediate Government Income Fund, Huntington
Michigan Tax-Free Fund, Huntington Mortgage
Securities Fund and Huntington Ohio Tax-Free
Fund were redesignated and are scheduled to become effective on May 1, 2003.

IN WITNESS WHEREOF, the Secretary has executed this Certificate of
Designation as of April 30, 2003.



/s/ Victor R. Siclari
Victor R. Siclari
Secretary

SUB-ITEM 77Q(i)(a) - COPIES OF ANY MATERIAL AMENDMENTS
TO THE REGISTRANT'S CHARTER OR BY-LAWS
Amendment No. 1
to the By-Laws
of The Huntington Funds

(Effective as of April 30, 2003)

Strike Section 1, Principal Office from Article II,
Offices, in its entirety
and replace with the following:

Section 1.  Principal Office.  Until changed by the
Trustees, the principal office of the Trust shall be located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010.

Strike Section 1, General Provisions from Article IV,
Officers, in its
entirety and replace with the following:

Section 1.  General Provisions.  The officers of
the Trust shall be a
President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including a Chief
Executive Officer,
one or more Vice Presidents, one or more Assistant
Secretaries, and one or
more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Strike Sections 4 through 10 of Article VI, Officers, in their entirety and replace with the following:

Section 4.  Powers and Duties of the Chief Executive
Officer. The Chief Executive Officer shall have such powers and duties as may be prescribed by the Trustees, including acting as principal executive officer and, together with the Treasurer, providing the certifications required under Section 302 and 906 of the Sarbanes-Oxley Act of 2002.

Section 5.  Powers and Duties of the President.
The President may call
meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders.
Subject to the control of the Trustees and to the control of any
Committees of the Trustees, and/or the Chief Executive
Officer, within
their respective spheres, as provided by the Trustees, the President shall at all times exercise general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the
Trustees. The President shall act at the direction of and report to the Chief Executive Officer.

Section 6.  Powers and Duties of Vice Presidents.
In the absence or
disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

Section 7.  Powers and Duties of the Treasurer.
The Treasurer shall
be the principal financial and accounting officer of the Trust. The
Treasury shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to Article
X of these By-laws. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The
Treasurer shall give a bond
for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require. The Treasurer, together with the Chief Executive Officer, will provide the certifications required under the Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

Section 8.  Powers and Duties of the Secretary.
The Secretary shall keep
the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose. The
Secretary shall have custody
of the seal of the Trust, if any, and shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these
By-laws and as required by law; and as subject to these By-laws, the
Secretary shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

Section 9.  Powers and Duties of Assistant Treasurers.
In the absence or disability of the Treasurer, any Assistant Treasurer designated by the
Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each
Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 10.  Powers and Duties of Assistant
Secretaries.  In the absence
or disability of the Secretary, any Assistant
Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time be assigned to him by the Trustees.

Section 11.  Compensation of Officers and Trustees
and Members of the
Advisory Board. Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees and members of the Advisory
Board, if any, shall be fixed from time to time by the Trustees or, in the case of officers, by any committee or officer upon whom such power may be conferred by the Trustees.
No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.


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